MobiFon Holdings B.V.

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In connection with the Annual Report of MobiFon Holdings B.V., a Dutch corporation (the "Company"), on Form 20-F for the year ending December 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), Alexander Tolstoy, President and Chief Executive Officer of ClearWave N.V. as Management Board of the Company and James J. Jackson, Senior Vice President and Chief Financial Officer of ClearWave N.V. as Management Board of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 19, 2004

(signed)

Alexander Tolstoy
President and Chief Executive Officer of ClearWave N.V.
as Management Board of MobiFon Holdings B.V.
(Principal Executive Officer)

Date: May 19, 2004

(signed)

James J. Jackson
Senior Vice President and Chief Financial Officer of ClearWave N.V.
as Management Board of MobiFon Holdings B.V.
(Principal Financial Officer)